United States

Securities And Exchange Commission

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2016

CAMPUS CREST COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34872	27-2481988
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

2100 Rexford Road, Suite 414
Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 496-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 4, 2016, Campus Crest Communities, Inc. (the “Company”) received a letter from NYSE Regulation indicating that the New York Stock Exchange (the “NYSE”) had concluded that the Company failed to hold an annual meeting to elect directors for the fiscal year ended December 31, 2014 by December 31, 2015, as required by Section 302 of the NYSE Listed Company Manual (the “Manual”).

The Company previously advised the NYSE that it has set a meeting date of January 26, 2016 for its annual meeting. Holding such annual meeting will bring the Company into compliance with Section 302 of the Manual.

The NYSE also notified the Company that, on January 5, 2016, the Company will be added to the list of noncompliant issuers on its website, and a below compliance (“.BC”) indicator will be added to the Company’s ticker symbol until the Company regains compliance with Section 302 of the Manual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

By: /s/ Scott R. Rochon
Scott R. Rochon
Chief Accounting Officer

Dated: January 6, 2016